File Number:.333-126546
Exhibit A to Deposit Agreement

No.
___________________________________
           AMERICAN
DEPOSITARY SHARES
(Each American Depositary Share
represents one (1) deposited Share)

THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
FOR CLASS A ORDINARY SHARES,
PAR VALUE $0.00005 PER SHARE, OF
BAIDU.COM, INC.
(INCORPORATED UNDER THE LAWS
OF THE CAYMAN ISLANDS)

Overstamp: Effective December 16, 2008
the company changed its name
to Baidu, Inc.
The Bank of New York as depositary
(hereinafter called the Depositary), hereby
certifies that                      , or registered
assigns IS THE OWNER OF
AMERICAN DEPOSITARY SHARES

representing deposited Class A Ordinary
Shares (herein called Shares) of Baidu.com,
Inc., incorporated under the laws of the Cayman Islands (herein called the
Company).  At the date hereof, each
American Depositary Share represents one
(1) Share which are either deposited or
subject to deposit under the Deposit
Agreement referred to below at the principal
Hong Kong office of The Hongkong and
Shanghai Banking Corporation Limited
(herein called the Custodian).  The
Depositarys Corporate Trust Office is
located at a different address than its
principal executive office.  Its Corporate
Trust Office is located at 101 Barclay Street,
New York, N.Y. 10286, and its principal
executive office is located at One Wall
Street, New York, N.Y. 10286.

THE DEPOSITARYS CORPORATE
TRUST OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK,
N.Y.  10286


1.	THE DEPOSIT AGREEMENT.
This American Depositary Receipt is one of
an issue (herein called Receipts), all issued
and to be issued upon the terms and
conditions set forth in the deposit agreement,
dated as of August 10, 2005 (the Deposit
Agreement), by and among the Company,
the Depositary, and all Owners and
Beneficial Owners from time to time of
Receipts issued thereunder, each of whom
by accepting a Receipt agrees to become a
party thereto and become bound by all the
terms and conditions thereof.  The Deposit
Agreement sets forth the rights of Owners
and Beneficial Owners of the Receipts and
the rights and duties of the Depositary in
respect of the Shares deposited thereunder
and any and all other securities, property and
cash from time to time received in respect of
such Shares and held thereunder (such
Shares, securities, property, and cash are
herein called Deposited Securities).  Copies
of the Deposit Agreement are on file at the
Depositarys Corporate Trust Office in New
York City and at the office of the Custodian.
The statements made on the face and reverse
of this Receipt are summaries of certain
provisions of the Deposit Agreement and are
qualified by and subject to the detailed
provisions of the Deposit Agreement, to
which reference is hereby made. Capitalized
terms not defined herein shall have the
meanings set forth in the Deposit
Agreement.
2.	SURRENDER OF RECEIPTS
AND WITHDRAWAL OF SHARES.
Upon surrender at the Corporate Trust
Office of the Depositary of this Receipt, and
upon payment of the fee of the Depositary
provided in this Receipt, and subject to the
terms and conditions of the Deposit
Agreement, the Owner hereof is entitled to
delivery, to him or upon his order, of the
amount of Deposited Securities at the time
represented by the American Depositary
Shares for which this Receipt is issued.
Delivery of such Deposited Securities may
be made by the delivery of (a) certificates for
Shares in the name of the Owner hereof or
as ordered by him or by certificates properly
endorsed or accompanied by proper
instruments of transfer to such Owner or as
ordered by him and (b) any other securities,
property and cash to which such Owner is
then entitled in respect of this Receipt to
such Owner or as ordered by him.  Such
delivery will be made at the option of the
Owner hereof, either at the office of the
Custodian or at the Corporate Trust Office
of the Depositary, provided that the
forwarding of certificates for Shares or other
Deposited Securities for such delivery at the
Corporate Trust Office of the Depositary
shall be at the risk and expense of the Owner
hereof.  Notwithstanding any other provision
of the Deposit Agreement or this Receipt,
the surrender of outstanding Receipts and
withdrawal of Deposited Securities may be
suspended only for (i) temporary delays
caused by closing the transfer books of the
Depositary or the Company or the deposit of
Shares in connection with voting at a
shareholders meeting, or the payment of
dividends, (ii) the payment of fees, taxes and
similar charges, and (iii) compliance with
any U.S. or foreign laws or governmental
regulations relating to the Receipts or to the
withdrawal of the Deposited Securities.
3.	TRANSFERS, SPLIT-UPS, AND
COMBINATIONS OF RECEIPTS.
The transfer of this Receipt is registrable on
the books of the Depositary at its Corporate
Trust Office by the Owner hereof in person
or by a duly authorized attorney, upon
surrender of this Receipt properly endorsed
for transfer or accompanied by proper
instruments of transfer and funds sufficient
to pay any applicable transfer taxes and the
expenses of the Depositary and upon
compliance with such regulations, if any, as
the Depositary may establish for such
purpose.  This Receipt may be split into
other such Receipts, or may be combined
with other such Receipts into one Receipt,
evidencing the same aggregate number of
American Depositary Shares as the Receipt
or Receipts surrendered.  As a condition
precedent to the execution and delivery,
registration of transfer, split-up,
combination, or surrender of any Receipt or
withdrawal of any Deposited Securities, the
Depositary, the Custodian, or Registrar may
require payment from the depositor of
Shares or the presenter of the Receipt of a
sum sufficient to reimburse it for any tax,
stamp duty or other governmental charge
and any stock transfer or registration fee
with respect thereto (including any such tax
or charge and fee with respect to Shares
being deposited or withdrawn) and payment
of any applicable fees as provided in this
Receipt, may require the production of proof
satisfactory to it as to the identity and
genuineness of any signature and may also
require compliance with any regulations the
Depositary may establish consistent with the
provisions of the Deposit Agreement or this
Receipt.
The delivery of Receipts against deposits of
Shares generally or against deposits of
particular Shares may be suspended, or the
transfer of Receipts in particular instances
may be refused, or the registration of
transfer of outstanding Receipts generally
may be suspended, during any period when
the transfer books of the Depositary are
closed as provided in Section 5.1 of the
Deposit Agreement, or if any such action is
deemed necessary or advisable by the
Depositary or the Company at any time or
from time to time because of any
requirement of law or of any government or
governmental body or commission, or under
any provision of the Deposit Agreement or
this Receipt, or for any other reason.
Without limitation of the foregoing, the
Depositary shall not knowingly accept for
deposit under the Deposit Agreement any
Shares required to be registered under the
provisions of the Securities Act for public
sale in the United States, unless a
registration statement is in effect as to such
Shares.
4.	LIABILITY OF OWNER FOR
TAXES.
If any tax or other governmental charge shall
become payable with respect to any Receipt
or any Deposited Securities represented
hereby, such tax or other governmental
charge shall be payable by the Owner hereof
to the Depositary.  The Depositary may
refuse to effect any transfer of this Receipt
or any withdrawal of Deposited Securities
represented by American Depositary Shares
evidenced by such Receipt until such
payment is made, and may withhold any
dividends or other distributions, or may sell
for the account of the Owner hereof any part
or all of the Deposited Securities represented
by the American Depositary Shares
evidenced by this Receipt, and may apply
such dividends or other distributions or the
proceeds of any such sale in payment of
such tax or other governmental charge and
the Owner hereof shall remain liable for any
deficiency.
5.	WARRANTIES OF
DEPOSITORS.
Every person depositing Shares under the
Deposit Agreement shall be deemed thereby
to represent and warrant that such Shares
and each certificate therefor, if applicable,
are validly issued, fully paid, nonassessable
and were not issued in violation of any
pre-emptive rights of the holders of
outstanding Shares and that the person
making such deposit is duly authorized so to
do.  Every such person shall also be deemed
to represent that the Shares are eligible for
deposit in accordance with the Deposit
Agreement and the General Instructions to
Form F-6 under the Securities Act, and
Receipts evidencing American Depositary
Shares representing the Shares would not be,
Restricted Securities.  All representations
and warranties deemed made under Section
3.3 of the Deposit Agreement shall survive
the deposit of Shares and delivery or
surrender of Receipts.
6.	FILING PROOFS,
CERTIFICATES, AND OTHER
INFORMATION.
Any person presenting Shares for deposit or
any Owner or Beneficial Owner of a Receipt
may be required from time to time to file
with the Depositary or the Custodian such
proof of citizenship or residence, exchange
control approval, or such information
relating to the registration on the books of
the Company or the Foreign Registrar, if
applicable, to execute such certificates and
to make such representations and warranties,
as the Depositary may deem necessary or
proper.  The Depositary may withhold the
delivery or registration of transfer of any
Receipt or the distribution of any dividend
or sale or distribution of rights or of the
proceeds thereof or the delivery of any
Deposited Securities until such proof or
other information is filed or such certificates
are executed or such representations and
warranties made.  If requested in writing, the
Depositary shall, as promptly as practicable,
provide the Company, at the expense of the
Company, with copies of any such proofs,
certificates or other information it receives
pursuant to this Article, unless prohibited by
applicable law.  No Share shall be accepted
for deposit unless accompanied by evidence
satisfactory to the Depositary that any
necessary approval has been granted by any
governmental body the Cayman Islands or in
th Peoples Republic of China which is then
performing the function of the regulation of
currency exchange.
7.	CHARGES OF DEPOSITARY.
The Company agrees to pay the fees,
reasonable expenses and out-of-pocket
charges of the Depositary and those of any
Registrar only in accordance with
agreements in writing entered into between
the Depositary and the Company from time
to time.  The Depositary shall present its
statement for such charges and expenses to
the Company once every three months.  The
charges and expenses of the Custodian are
for the sole account of the Depositary.
The following charges shall be incurred by
any party depositing or withdrawing Shares
or by any party surrendering Receipts or to
whom Receipts are issued (including,
without limitation, issuance pursuant to a
stock dividend or stock split declared by the
Company or an exchange of stock regarding
the Receipts or Deposited Securities or a
distribution of Receipts pursuant to
Section 4.3 of the Deposit Agreement), or by
Owners, as applicable:  (1) taxes, stamp duty
and other governmental charges, (2) such
registration fees as may from time to time be
in effect for the registration of transfers of
Shares generally on the Share register of the
Company or Foreign Registrar and
applicable to transfers of Shares to or from
the name of the Depositary or its nominee or
the Custodian or its nominee on the making
of deposits or withdrawals under the Deposit
Agreement, (3) such cable, telex and
facsimile transmission expenses as are
expressly provided in the Deposit Agree-
ment, (4) such expenses as are incurred by
the Depositary in the conversion of foreign
currency pursuant to Section 4.5 of the
Deposit Agreement, (5) a fee of $5.00 or less
per 100 American Depositary Shares (or
portion thereof) for the execution and
delivery of Receipts pursuant to Section 2.3,
4.3 or 4.4 of the Deposit Agreement and the
surrender of Receipts pursuant to Section 2.5
or 6.2 of the Deposit Agreement, (6) a fee of
$.02 or less per American Depositary Share
(or portion thereof) for any cash distribution
made pursuant to the Deposit Agreement,
including, but not limited to Sections 4.1
through 4.4 of the Deposit Agreement, (7) a
fee for the distribution of securities pursuant
to Section 4.2 of the Deposit Agreement,
such fee being in an amount equal to the fee
for the execution and delivery of American
Depositary Shares referred to above which
would have been charged as a result of the
deposit of such securities (for purposes of
this clause 7 treating all such securities as if
they were Shares) but which securities are
instead distributed by the Depositary to
Owners, (8) a fee of $.02 or less per
American Depositary Share (or portion
thereof) for depositary services, which will
accrue on the last day of each calendar year
and which will be payable as provided in
clause (9) below; provided, however, that no
fee will be assessed under this clause (8) to
the extent a fee of $.02 was charged
pursuant to clause (6) above during that
calendar year and (9) any other charge
payable by the Depositary, any of the
Depositarys agents, including the Custodian,
or the agents of the Depositarys agents in
connection with the servicing of Shares or
other Deposited Securities (which charge
shall be assessed against Owners as of the
date or dates set by the Depositary in
accordance with Section 4.6 of the Deposit
Agreement and shall be payable at the sole
discretion of the Depositary by billing such
Owners for such charge or by deducting
such charge from one or more cash
dividends or other cash distributions).
The Depositary, subject to Section 2.9 of the
Deposit Agreement, may own and deal in
any class of securities of the Company and
its affiliates and in Receipts.
8.	PRE-RELEASE OF RECEIPTS.
The Depositary may, notwithstanding
Section 2.3 of the Deposit Agreement,
execute and deliver Receipts prior to the
receipt of Shares pursuant to Section 2.2 of
the Deposit Agreement (Pre-Release).  The
Depositary may, pursuant to Section 2.5 of
the Deposit Agreement, deliver Shares upon
the receipt and cancellation of Receipts
which have been Pre-Released, whether or
not such cancellation is prior to the
termination of such Pre-Release or the
Depositary knows that such Receipt has
been Pre-Released.  The Depositary may
receive Receipts in lieu of Shares  in
satisfaction of a Pre-Release.  Each
Pre-Release will be (a) preceded or
accompanied by a written representation and
agreement from the person to whom
Receipts are to  be delivered (the
Pre-Releasee) that the Pre-Releasee, or its
customer, (i) owns the shares or Receipts to
be remitted, as the case may be, (ii) assigns
all beneficial rights, title and interest in such
Shares or Receipts, as the case may be, to
the Depositary in its capacity as such and for
the benefit of the Owners, and (iii) will not
take any action with respect to such Shares
or Receipts, as the case may be, that is
inconsistent with the transfer of beneficial
ownership (including, without the consent of
the Depositary, disposing of such Shares or
Receipts, as the case may be), other than in
satisfaction of such Pre-Release, (b) at all
times fully collateralized with cash, U.S.
government securities or such other
collateral as the Depositary determines, in
good faith, will provide substantially similar
liquidity and security, (c) terminable by the
Depositary on not more than five (5)
business days notice, and (d) subject to such
further indemnities and credit regulations as
the Depositary deems appropriate.  The
number of Shares not deposited but
represented by American Depositary Shares
outstanding at any time as a result of
Pre-Releases will not normally exceed thirty
percent (30%) of the Shares deposited
hereunder; provided, however, that the
Depositary reserves the right to disregard
such limit from time to time as it deems
reasonably  appropriate, and may, with the
prior written consent of the Company,
change such limit for purposes of general
application.  The Depositary will also set
Dollar limits with respect to Pre-Release
transactions to be entered into hereunder
with any particular Pre-Releasee on a
case-by-case basis as the Depositary deems
appropriate.  For purposes of enabling the
Depositary to fulfill its obligations to the
Owners under the Deposit Agreement, the
collateral referred to in clause (b) above
shall be held by the Depositary as security
for the performance of the Pre-Releasees
obligations to the Depositary in connection
with a Pre-Release transaction, including the
Pre-Releasees obligation to deliver Shares or
Receipts upon termination of a Pre-Release
transaction (and shall not, for the avoidance
of doubt, constitute Deposited Securities
hereunder).
The Depositary may retain for its own
account any compensation received by it in
connection with the foregoing.
9.	TITLE TO RECEIPTS.
It is a condition of this Receipt and every
successive Owner and Beneficial Owner of
this Receipt by accepting or holding the
same consents and agrees, that title to this
Receipt when properly endorsed or
accompanied by proper instruments of
transfer, is transferable by delivery with the
same effect as in the case of a negotiable
instrument; under the laws of New York;
provided, however, that the Depositary,
notwithstanding any notice to the contrary,
may treat the person in whose name this
Receipt is registered on the books of the
Depositary as the absolute owner hereof for
the purpose of determining the person
entitled to distribution of dividends or other
distributions or to any notice provided for in
the Deposit Agreement and for all other
purposes.
10.	VALIDITY OF RECEIPT.
This Receipt shall not be entitled to any
benefits under the Deposit Agreement or be
valid or obligatory for any purpose, unless
this Receipt shall have been executed by the
Depositary by the manual signature of a duly
authorized signatory of the Depositary;
provided, however, that such signature may
be a facsimile if a Registrar for the Receipts
shall have been appointed, and such
Receipts are countersigned by the manual or
facsimile signature of a duly authorized
officer of the Registrar.
11.	REPORTS; INSPECTION OF
TRANSFER BOOKS.
The Company is subject to the periodic
reporting requirements of the Securities
Exchange Act of 1934 and, accordingly,
files certain reports with the Securities and
Exchange Commission (hereinafter called
the Commission).
Such reports and communications will be
available for inspection and copying at the
public reference facilities maintained by the
Commission located at 450 Fifth Street,
N.W., Washington, D.C. 20549.
The Depositary will make available for
inspection by Owners of Receipts at its
Corporate Trust Office, as promptly as
practicable after receipt, any reports and
communications, including any proxy
soliciting material, received from the
Company which are both (a) received by the
Depositary as the holder of the Deposited
Securities and (b) made generally available
to the holders of such Deposited Securities
by the Company.  The Depositary shall also
send to the Owners of Receipts copies of
such reports when furnished by the
Company pursuant to the Deposit
Agreement. Any such reports and
communications, including any such proxy
soliciting material, furnished to the
Depositary by the Company shall be
furnished in English.
The Depositary shall keep books at its
Corporate Trust Office for the registration of
Receipts and transfers of Receipts which at
all reasonable times shall be open for
inspection by the Owners and the Company,
provided that such inspection shall not be
for the purpose of communicating with
Owners of Receipts in the interest of a
business or object other than the business of
the Company or a matter related to the
Deposit Agreement or the Receipts.
12.	DIVIDENDS AND
DISTRIBUTIONS.
Whenever the Depositary shall receive any
cash dividend or other cash distribution on
any Deposited Securities, the Depositary
shall, if at the time of receipt thereof any
amounts received in a foreign currency can
in the judgment of the Depositary be
converted on a reasonable basis into United
States dollars transferable to the United
States, and subject to the Deposit
Agreement, convert such dividend or
distribution into Dollars and shall distribute
the amount thus received (net of the fees and
expenses of the Depositary as provided in
the Deposit Agreement, if applicable) to the
Owners of Receipts entitled thereto,
provided, however, that in the event that the
Company or the Depositary shall be required
to withhold and does withhold from such
cash dividend or such other cash distribution
in respect of any Deposited Securities an
amount on account of taxes, the amount
distributed to the Owners of the Receipts
evidencing American Depositary Shares
representing such Deposited Securities shall
be reduced accordingly.
Subject to the provisions of Sections 4.11
and 5.9 of the Deposit Agreement, whenever
the Depositary shall receive any distribution
other than a distribution described in
Sections 4.1, 4.3 or 4.4 of the Deposit
Agreement, the Depositary shall, subject to
all applicable laws, cause the securities or
property received by it to be distributed to
the Owners of Receipts entitled thereto, after
deduction or upon payment of any fees and
expenses of the Depositary or any taxes or
other governmental charges, in any manner
that the Depositary may deem equitable and
practicable for accomplishing such
distribution; provided, however, that if in the
opinion of the Depositary such distribution
cannot be made proportionately among the
Owners of Receipts entitled thereto, or if for
any other reason the Depositary deems such
distribution not to be feasible, the
Depositary may adopt such method as it may
deem equitable and practicable for the
purpose of effecting such distribution,
including, but not limited to, the public or
private sale of the securities or property thus
received, or any part thereof, and the net
proceeds of any such sale (net of the fees of
the Depositary as provided in Section 5.9 of
the Deposit Agreement) shall be distributed
by the Depositary to the Owners of Receipts
entitled thereto as in the case of a
distribution received in cash. The Depositary
may refuse to effect any distribution of
securities under Section 4.2 of the Deposit
Agreement unless it has received an opinion
of United States counsel for the Company
that is satisfactory to the Depositary that the
distribution does not require registration
under the Securities Act.
If any distribution upon any Deposited
Securities consists of a dividend in, or free
distribution of, Shares, the Depositary may
distribute to the Owners of outstanding
Receipts entitled thereto, additional Receipts
evidencing an aggregate number of
American Depositary Shares representing
the amount of Shares received as such
dividend or free distribution, subject to the
terms and conditions of the Deposit
Agreement with respect to the deposit of
Shares and the issuance of American
Depositary Shares evidenced by Receipts,
including the withholding of any tax or other
governmental charge as provided in Section
4.11 of the Deposit Agreement and the
payment of the fees and expenses of the
Depositary as provided in Section 5.9 of the
Deposit Agreement.  In lieu of delivering
Receipts for fractional American Depositary
Shares in any such case, the Depositary shall
use reasonable efforts to sell the amount of
Shares represented by the aggregate of such
fractions and distribute any net proceeds to
the Owners entitled to them, all in the
manner and subject to the conditions set
forth in the Deposit Agreement.  If
additional Receipts are not so distributed,
each American Depositary Share shall
thenceforth also represent the additional
Shares distributed upon the Deposited
Securities represented thereby.
The Company or its agent will remit to the
appropriate governmental agencies in the
Cayman Islands and the Peoples Republic of
China all amounts withheld and owing to
such agencies.  The Depositary will forward
to the Company or its agent such
information from its records as the Company
may reasonably request to enable the
Company or its agent to file necessary
reports with governmental agencies, and the
Depositary or the Company or its agent may
file any such reports necessary to obtain
benefits under the applicable tax treaties for
the Owners of Receipts.  In the event that the
Depositary determines that any distribution
in property (including Shares and rights to
subscribe therefor) is subject to any tax or
other governmental charge which the
Depositary is obligated to withhold, the
Depositary may by public or private sale
dispose of all or a portion of such property
(including Shares and rights to subscribe
therefor) in such amounts and in such
manner as the Depositary deems necessary
and practicable to pay any such taxes or
charges and the Depositary shall distribute
the net proceeds of any such sale after
deduction of such taxes or charges to the
Owners of Receipts entitled thereto.
13.	CONVERSION OF FOREIGN
CURRENCY.
Whenever the Depositary or the Custodian
shall receive foreign currency, by way of
dividends or other distributions or the net
proceeds from the sale of securities, property
or rights, and if at the time of the receipt
thereof the foreign currency so received can
in the judgment of the Depositary be
converted on a reasonable basis into Dollars
and the resulting Dollars transferred to the
United States, the Depositary shall convert
or cause to be converted, by sale or in any
other manner that it may determine, such
foreign currency into Dollars, and such
Dollars shall be distributed to the Owners
entitled thereto or, if the Depositary shall
have distributed any warrants or other
instruments which entitle the holders thereof
to such Dollars, then to the holders of such
warrants and/or instruments upon surrender
thereof for cancellation.  Such distribution
may be made upon an averaged or other
practicable basis without regard to any
distinctions among Owners on account of
exchange restrictions, the date of delivery of
any Receipt or otherwise and shall be net of
any expenses of conversion into Dollars
incurred by the Depositary as provided in
Section 5.9 of the Deposit Agreement.
If such conversion or distribution can be
effected only with the approval or license of
any government or agency thereof, the
Depositary shall file such application for
approval or license, if any, as it may deem
desirable.
If at any time the Depositary shall determine
that in its judgment any foreign currency
received by the Depositary or the Custodian
is not convertible on a reasonable basis into
Dollars transferable to the United States, or
if any approval or license of any government
or agency thereof which is required for such
conversion is denied or in the opinion of the
Depositary is not obtainable without
excessively burdensome or otherwise
unreasonable efforts, or if any such approval
or license is not obtained within a reasonable
period as determined by the Depositary, or if
there are foreign exchange controls in place
that prohibit such conversion, the Depositary
may distribute the foreign currency (or an
appropriate document evidencing the right to
receive such foreign currency) received by
the Depositary to, or in its discretion may
hold such foreign currency uninvested and
without liability for interest thereon for the
respective accounts of, the Owners entitled
to receive the same.
If any such conversion of foreign currency,
in whole or in part, cannot be effected for
distribution to some of the Owners entitled
thereto, the Depositary may in its discretion
make such conversion and distribution in
Dollars to the extent permissible to the
Owners entitled thereto and may distribute
the balance of the foreign currency received
by the Depositary to, or hold such balance
uninvested and without liability for interest
thereon for the respective accounts of, the
Owners entitled thereto.
14.	RIGHTS.
In the event that the Company shall offer or
cause to be offered to the holders of any
Deposited Securities any rights to subscribe
for additional Shares or any rights of any
other nature, the Depositary shall have
discretion as to the procedure to be followed
in making such rights available to any
Owners to them or in disposing of such
rights on behalf of any Owners otherwise
entitled to them and making the net proceeds
available to such Owners or, if by the terms
of such rights offering or for any other
reason, the Depositary may not either make
such rights available to any Owners or
dispose of such rights and make the net
proceeds available to such Owners, then the
Depositary shall allow the rights to lapse.  If
at the time of the offering of any rights the
Depositary determines in its reasonable
discretion that it is lawful and feasible to
make such rights available to all Owners or
to certain Owners but not to other Owners,
the Depositary may distribute, to any Owner
to whom it determines the distribution to be
lawful and feasible, in proportion to the
number of American Depositary Shares held
by such Owner, warrants or other
instruments therefor in such form as it
deems appropriate.
In circumstances in which rights would
otherwise not be distributed, if an Owner of
Receipts requests the distribution of
warrants or other instruments in order to
exercise the rights allocable to the American
Depositary Shares of such Owner under the
Deposit Agreement, the Depositary will
make such rights available to such Owner
upon written notice from the Company to
the Depositary that (a) the Company has
elected in its sole discretion to permit such
rights to be exercised and (b) such Owner
has executed such documents as the
Company has determined in its sole
discretion are reasonably required under
applicable law.
If the Depositary has distributed warrants or
other instruments for rights to all or certain
Owners, then upon instruction from such an
Owner pursuant to such warrants or other
instruments to the Depositary from such
Owner to exercise such rights, upon
payment by such Owner to the Depositary
for the account of such Owner of an amount
equal to the purchase price of the Shares to
be received upon the exercise of the rights,
and upon payment of the fees and expenses
of the Depositary and any other charges as
set forth in such warrants or other
instruments, the Depositary shall, on behalf
of such Owner, exercise the rights and
purchase the Shares, and the Company shall
cause the Shares so purchased to be
delivered to the Depositary on behalf of such
Owner.  As agent for such Owner, the
Depositary will cause the Shares so
purchased to be deposited pursuant to
Section 2.2 of the Deposit Agreement, and
shall, pursuant to Section 2.3 of the Deposit
Agreement, execute and deliver Receipts to
such Owner.  In the case of a distribution
pursuant to the second paragraph of this
Article, such Receipts shall be legended in
accordance with applicable U.S. laws, and
shall be subject to the appropriate
restrictions on sale, deposit, cancellation and
transfer under such laws.
If the Depositary determines in its
reasonable discretion that it is not lawful and
feasible to make such rights available to all
or certain Owners, it may sell the rights,
warrants or other instruments in proportion
to the number of American Depositary
Shares held by the Owners to whom it has
determined it may not lawfully or feasibly
make such rights available, and allocate the
net proceeds of such sales (net of the fees
and expenses of the Depositary as provided
in Section 5.9 of the Deposit Agreement and
all taxes and governmental charges payable
in connection with such rights and subject to
the terms and conditions of the Deposit
Agreement) for the account of such Owners
otherwise entitled to such rights, warrants or
other instruments, upon an averaged or other
practical basis without regard to any
distinctions among such Owners because of
exchange restrictions or the date of delivery
of any Receipt or otherwise.
The Depositary will not offer rights to
Owners unless both the rights and the
securities to which such rights relate are
either exempt from registration under the
Securities Act with respect to a distribution
to Owners or are registered under the
provisions of the Securities Act; provided,
however, that nothing in the Deposit
Agreement shall create any obligation on the
part of the Company to file a registration
statement with respect to such rights or
underlying securities or to endeavor to have
such a registration statement declared
effective.  If an Owner of Receipts requests
distribution of warrants or other instruments,
notwithstanding that there has been no such
registration under the Securities Act, the
Depositary shall not effect such distribution
unless it has received an opinion from
recognized counsel in the United States for
the Company upon which the Depositary
may rely that such distribution to such
Owner is exempt from such registration;
provided, however, that the Company shall
have no obligation to cause its counsel to
issue such opinion at the request of such
Owner.
The Depositary shall not be responsible for
any reasonable failure to determine that it
may be lawful or feasible to make such
rights available to Owners in general or any
Owner in particular.
15.	RECORD DATES.
Whenever any cash dividend or other cash
distribution shall become payable or any
distribution other than cash shall be made, or
whenever rights shall be issued with respect
to the Deposited Securities, or whenever for
any reason the Depositary causes a change in
the number of Shares that are represented by
each American Depositary Share, or
whenever the Depositary shall receive notice
of any meeting of holders of Shares or other
Deposited Securities, or whenever the
Depositary shall find it necessary or
convenient, the Depositary shall fix a record
date, which date shall be the same date, to
the extent practicable, as the record date for
the Deposited Securities or if different, as
close thereto as practicable (a) for the
determination of the Owners of Receipts
who shall be (i) entitled to receive such
dividend, distribution or rights or the net
proceeds of the sale thereof or (ii) entitled to
give instructions for the exercise of voting
rights at any such meeting, (b) on or after
which each American Depositary Share will
represent the changed number of Shares or
(c) for any other matter, subject to the
provisions of the Deposit Agreement.
16.	VOTING OF DEPOSITED
SECURITIES.
Upon receipt of notice of any meeting of
holders of Shares or other Deposited
Securities, if requested in writing by the
Company the Depositary shall, as soon as
practicable thereafter, mail to the Owners a
notice, the form of which notice shall be in
the discretion of the Depositary and shall
contain (a) such information as is contained
in such notice of meeting, and (b) a
statement that the Owners as of the close of
business on a specified record date will be
entitled, subject to any applicable provision
of the Peoples Republic of China and
Cayman Islands law and of the
Memorandum and Articles of Association of
the Company, to instruct the Depositary as
to the exercise of the voting rights, if any,
pertaining to the amount of Shares or other
Deposited Securities represented by their
respective American Depositary Shares and
(c) a statement as to the manner in which
such instructions may be given, including an
express indication that such instructions may
be given or deemed given in accordance
with the last sentence of this paragraph if no
instruction is received, to the Depositary to
give a discretionary proxy to a person
designated by the Company.  Upon the
written request of an Owner of a Receipt on
such record date, received on or before the
date established by the Depositary for such
purpose (the Instruction Date), the
Depositary shall endeavor, in so far as
practicable, to vote or cause to be voted the
amount of Shares or other Deposited
Securities represented by the American
Depositary Shares evidenced by such
Receipt in accordance with the instructions
set forth in such request.  The Depositary
shall not vote or attempt to exercise the right
to vote that attaches to such Shares or other
Deposited Securities other than in
accordance with such instructions or deemed
instructions.  If no instructions are received
by the Depositary from any Owner with
respect to any of the Deposited Securities
represented by the American Depositary
Shares evidenced by such Owners Receipts
on or before the date established by the
Depositary for such purpose, the Depositary
shall deem such Owner to have instructed
the Depositary to give a discretionary proxy
to a person designated by the Company with
respect to such Deposited Securities and the
Depositary shall give a discretionary proxy
to a person designated by the Company to
vote such Deposited Securities; provided,
that no such instruction shall be deemed
given and no such discretionary proxy shall
be given with respect to any matter as to
which the Company informs the Depositary
(and the Company agrees to provide such
information as promptly as practicable in
writing) that (x) the Company does not wish
such proxy given, (y) substantial opposition
exists or (z) such matter materially and
adversely affects the rights of holders of
Shares.
There can be no assurance that Owners
generally or any Owner in particular will
receive the notice described in the first
paragraph of Section 4.7 of the Deposit
Agreement sufficiently prior to the
Instruction Date to ensure that the
Depositary will vote the Shares or Deposited
Securities in accordance with the provisions
of that  paragraph.
17.	CHANGES AFFECTING
DEPOSITED SECURITIES.
In circumstances where the provisions of
Section 4.3 of the Deposit Agreement do not
apply, upon any change in nominal value,
change in par value, split-up, consolidation
or any other reclassification of Deposited
Securities, or upon any recapitalization,
reorganization, merger or consolidation, or
sale of assets affecting the Company or to
which it is a party, any securities which shall
be received by the Depositary or a Custodian
in exchange for or in conversion of or in
respect of Deposited Securities shall be
treated as new Deposited Securities under
the Deposit Agreement, and American
Depositary Shares shall thenceforth
represent, in addition to the existing
Deposited Securities, if any, the new
Deposited Securities so received in
exchange or conversion, unless additional
Receipts are delivered pursuant to the
following sentence.  In any such case the
Depositary may execute and deliver
additional Receipts as in the case of a
dividend in Shares, or call for the surrender
of outstanding Receipts to be exchanged for
new Receipts specifically describing such
new Deposited Securities.
18.	LIABILITY OF THE COMPANY
AND DEPOSITARY.
Neither the Depositary nor the Company nor
any of their respective directors, officers,
employees, agents or affiliates shall incur
any liability to any Owner or Beneficial
Owner of any Receipt, if by reason of any
provision of any present or future law or
regulation of the United States, the Peoples
Republic of China or any other country, or
of any governmental or regulatory authority
or stock exchange, or by reason of any
provision, present or future, of the
Memorandum and Articles of Association of
the Company, or by reason of any provision
of any securities issued or distributed by the
Company, or any Offering or distribution
thereof or by reason of any act of God or war
or terrorism or other circumstances beyond
its control, the Depositary or the Company
shall be prevented, delayed or forbidden
from, or be subject to any civil or criminal
penalty on account of, doing or performing
any act or thing which by the terms of the
Deposit Agreement or Deposited Securities
it is provided shall be done or performed;
nor shall the Depositary or the Company or
any of their respective directors, officers,
employees, agents or affiliates incur any
liability to any Owner or Beneficial Owner
of a Receipt by reason of any
non-performance or delay, caused as
aforesaid, in the performance of any act or
thing which by the terms of the Deposit
Agreement it is provided shall or may be
done or performed, or by reason of any
exercise of, or failure to exercise, any
discretion provided for in the Deposit
Agreement.  Where, by the terms of a
distribution pursuant to Sections 4.1, 4.2 or
4.3 of the Deposit Agreement, or an offering
or distribution pursuant to Section 4.4 of the
Deposit Agreement, or for any other reason,
such distribution or offering may not be
made available to Owners of Receipts, and
the Depositary may not dispose of such
distribution or offering on behalf of such
Owners and make the net proceeds available
to such Owners, then the Depositary shall
not make such distribution or offering, and
shall allow any rights, if applicable, to lapse
in each such case without liability to the
Company or the Depositary.
Neither the Company nor the Depositary nor
any of their directors, officers, employees,
agents or affiliates assumes any obligation or
shall be subject to any liability under the
Deposit Agreement to Owners or Beneficial
Owners of Receipts, except that the
Company and the Depositary agree to
perform their obligations specifically set
forth in the Deposit Agreement without
negligence or bad faith.  The Depositary
shall not be subject to any liability with
respect to the validity or worth of the
Deposited Securities.  Neither the
Depositary nor the Company shall be under
any obligation to appear in, prosecute or
defend any action, suit or other proceeding
in respect of any Deposited Securities or in
respect of the Receipts that in its opinion
may involve it in expense or liability, unless
indemnity satisfactory to it against all
expenses and liability shall be furnished as
often as may be required, and the Custodian
shall not be under any obligation whatsoever
with respect to such proceedings, the
responsibility of the Custodian being solely
to the Depositary.  Neither the Depositary
nor the Company shall be liable for any
action or nonaction by it in reliance upon the
advice of or information from legal counsel,
accountants, any person presenting Shares
for deposit, any Owner or Beneficial Owner
of a Receipt, or any other person believed by
it in good faith to be competent to give such
advice or information.  The Depositary shall
not be liable for any acts or omissions made
by a successor depositary whether in
connection with a previous act or omission
of the Depositary or in connection with any
matter arising wholly after the removal or
resignation of the Depositary, provided that
in connection with the issue out of which
such potential liability arises the Depositary
performed its obligations without negligence
or bad faith while it acted as Depositary.
The Depositary shall not be responsible for
any failure to carry out any instructions to
vote any of the Deposited Securities, or for
the manner in which any such vote is cast or
the effect of any such vote, provided that any
such action or nonaction is in good faith.
No disclaimer of liability under the
Securities Act is intended by any provision
of the Deposit Agreement.
19.	RESIGNATION AND REMOVAL
OF THE DEPOSITARY.
The Depositary may at any time resign as
Depositary under the Deposit Agreement by
written notice of its election so to do
delivered to the Company, such resignation
to take effect upon the appointment of a
successor depositary and its acceptance of
such appointment as provided in the Deposit
Agreement.  The Depositary may at any time
be removed by the Company by 120 days
prior written notice of such removal, which
shall become effective upon the later to
occur of the (i) 120th day after delivery of the
notice to the Depositary or (ii) the
appointment of a successor depositary and
its acceptance of such appointment as
provided in the Deposit Agreement.
Whenever the Depositary in its discretion
determines that it is in the best interest of the
Owners of Receipts to do so, it may appoint
a substitute or additional custodian or
custodians.
20.	AMENDMENT.
The form of the Receipts and any provisions
of the Deposit Agreement may at any time
and from time to time be amended by
agreement between the Company and the
Depositary without the consent of Owners
and Beneficial Owners in any respect which
they may deem necessary or desirable.  Any
amendment which shall impose or increase
any fees or charges (other than taxes and
other governmental charges, registration
fees, cable, telex or facsimile transmission
costs, delivery costs or other such expenses),
or which shall otherwise prejudice any
substantial existing right of Owners of
Receipts, shall, however, not become
effective as to outstanding Receipts until the
expiration of 30 days after notice of such
amendment shall have been given to the
Owners of outstanding Receipts.  Every
Owner of a Receipt at the time any
amendment so becomes effective shall be
deemed, by continuing to hold such Receipt,
to consent and agree to such amendment and
to be bound by the Deposit Agreement as
amended thereby.  In no event shall any
amendment impair the right of the Owner of
any Receipt to surrender such Receipt and
receive therefor the Deposited Securities
represented thereby, except in order to
comply with mandatory provisions of
applicable law.
21.	TERMINATION OF DEPOSIT
AGREEMENT.
The Depositary shall at any time at the
direction of the Company terminate the
Deposit Agreement by mailing notice of
such termination to the Owners of all
Receipts then outstanding at least 30 days
prior to the date fixed in such notice for such
termination.  The Depositary may likewise
terminate the Deposit Agreement by mailing
notice of such termination to the Company
and the Owners of all Receipts then
outstanding if at any time 60 days shall have
expired after the Depositary shall have
delivered to the Company a written notice of
its election to resign and a successor
depositary shall not have been appointed and
accepted its appointment as provided in the
Deposit Agreement.  On and after the date of
termination, the Owner of a Receipt will,
upon (a) surrender of such Receipt at the
Corporate Trust Office of the Depositary, (b)
payment of the fee of the Depositary for the
surrender of Receipts referred to in Section
2.5 of the Deposit Agreement and (c)
payment of any applicable taxes or
governmental charges, be entitled to
delivery, to him or upon his order, of the
amount of Deposited Securities represented
by the American Depositary Shares
evidenced by such Receipt.  If any Receipts
shall remain outstanding after the date of
termination, the Depositary thereafter shall
discontinue the registration of transfers of
Receipts, shall suspend the distribution of
dividends to the Owners thereof, and shall
not give any further notices or perform any
further acts under the Deposit Agreement,
except that the Depositary shall continue to
collect dividends and other distributions
pertaining to Deposited Securities, shall sell
rights and other property as provided in the
Deposit Agreement, and shall continue to
deliver Deposited Securities, together with
any dividends or other distributions received
with respect thereto and the net proceeds of
the sale of any rights or other property, in
exchange for Receipts surrendered to the
Depositary (after deducting, in each case, the
fee of the Depositary for the surrender of a
Receipt, any expenses for the account of the
Owner of such Receipt in accordance with
the terms and conditions of the Deposit
Agreement and any applicable taxes or
governmental charges).  At any time after
the expiration of six months from the date of
termination, the Depositary may sell the
Deposited Securities then held under the
Deposit Agreement and may thereafter hold
uninvested the net proceeds of any such sale,
together with any other cash then held by it
thereunder, unsegregated and without
liability for interest, for the pro rata benefit
of the Owners of Receipts which have not
theretofore been surrendered, such Owners
thereupon becoming general creditors of the
Depositary with respect to such net
proceeds.  After making such sale, the
Depositary shall be discharged from all
obligations under the Deposit Agreement,
except for its obligations to the Company
under Section 5.8 of the Deposit Agreement
and to account for such net proceeds and
other cash (after deducting, in each case, the
fee of the Depositary for the surrender of a
Receipt, any expenses for the account of the
Owner of such Receipt in accordance with
the terms and conditions of the Deposit
Agreement, and any applicable taxes or
governmental charges).  Upon the
termination of the Deposit Agreement, the
Company shall be discharged from all
obligations under the Deposit Agreement
except for its obligations to the Depositary
under Sections 5.8 and 5.9 of the Deposit
Agreement.
23.	SUBMISSION TO
JURISDICTION;
APPOINTMENT OF AGENT
FOR SERVICE OF PROCESS.
The Company has (i) irrevocably designated
and appointed CT Corporation System, 111
Eighth Avenue, New York, New York, as
the Companys authorized agent upon which
process may be served in any suit or
proceeding arising out of or relating to the
Shares or Deposited Securities, the
American Depositary Shares, the Receipts or
this Agreement, (ii) consents and submits to
the jurisdiction of any state or federal court
in the State of New York in which any such
suit or proceeding may be instituted, and (iii)
agrees that service of process upon said
authorized agent shall be deemed in every
respect effective service of process upon the
Company in any such suit or proceeding.
The Company agrees to deliver, upon the
execution and delivery of the Deposit
Agreement, a written acceptance by such
agent of its appointment as such agent.  The
Company further agrees to take any and all
action, including the filing of any and all
such documents and instruments, as may be
necessary to continue such designation and
appointment in full force and effect for so
long as any American Depositary Shares or
Receipts remain outstanding or the Deposit
Agreement remains in force.  In the event
the Company fails to continue such
designation and appointment in full force
and effect, the Company hereby waives
personal service of process upon it and
consents that any such service of process
may be made by certified or registered mail,
return receipt requested, directed to the
Company at its address last specified for
notices hereunder, and service so made shall
be deemed completed five (5) days after the
same shall have been so mailed.
24.	ARBITRATION.
In the event the Depositary is advised that a
judgment of a court in the United States
court may not be recognized, the following
provisions shall apply:
(i)	Any controversy, claim or cause of
action brought by any party or parties hereto
against any other party or parties hereto
arising out of or relating to the Deposit
Agreement shall be settled by arbitration in
accordance with the Commercial Arbitration
Rules of the American Arbitration
Association, and judgment upon the award
rendered by the arbitrators may be entered in
any court having jurisdiction thereof.
(ii)	The place of the arbitration shall be
the City of New York, State of New York,
United States of America, and the language
of the arbitration shall be English.
(iii)	The number of arbitrators shall be
three, each of whom shall be disinterested in
the dispute or controversy, shall have no
connection with any party thereto, and shall
be an attorney experienced in international
securities transactions.  Each party shall
appoint one arbitrator and the two arbitrators
shall select a third arbitrator who shall serve
as chairperson of the tribunal.  If a dispute,
controversy or cause of action shall involve
more than two parties, the parties shall
attempt to align themselves in two sides
(i.e., claimant and respondent), each of
which shall appoint one arbitrator as if there
were only two parties to such dispute,
controversy or cause of action.  If either or
both parties fail to select an arbitrator, or if
such alignment (in the event there is more
than two parties) shall not have occurred,
within sixty (60) calendar days after the
initiating party serves the arbitration demand
or the two arbitrators fail to select a third
arbitrator within sixty (60) calendar days of
the selection of the second arbitrator, the
American Arbitration Association shall
appoint the arbitrator or arbitrators in
accordance with its rules.  The parties and
the American Arbitration Association may
appoint the arbitrators from among the
nationals of any country, whether or not a
party is a national of that country.
(iv)	The arbitrators shall have no
authority to award damages not measured by the prevailing partys actual damages and shall have no authority to award any consequential, special or punitive damages, and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of the Deposit
Agreement.
	In the event any third-party action or
proceeding is instituted against the
Depositary relating to or arising from any act or failure to act by the Company, the Company hereby submits to the personal jurisdiction of the court or administrative agency in which such action or proceeding is brought.

25.	COMPLIANCE WITH U.S.
SECURITIES LAWS.
Notwithstanding anything in the Deposit
Agreement to the contrary, the Company and the Depositary each agrees that it will not exercise any rights it has under the Deposit
Agreement to permit the withdrawal or
delivery of Deposited Securities in a manner which would violate the U.S. securities laws, including, but not limited to, Section
I.A.(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act.





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